                                                                       EXHIBIT 4
                                                                       ---------
                                                           CONFORMED AS EXECUTED



                      THIRD AMENDMENT TO CREDIT AGREEMENT
                      -----------------------------------


       THIRD AMENDMENT (the "Amendment"), dated as of February 6, 1995, among AMETEK, INC., a Delaware corporation (the "Borrower"), the financial institutions party to the Credit Agreement referred to below (the "Banks"), BANK OF MONTREAL, CORESTATES BANK, N.A. and PNC BANK, NATIONAL ASSOCIATION, as Co-Agents, and THE CHASE MANHATTAN BANK, N.A., as Administrative Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.


                             W I T N E S S E T H :
                             - - - - - - - - - -


        WHEREAS, the Borrower, the Banks, the Co-Agents and the Administrative Agent are parties to a Credit Agreement dated as of March 11, 1994, as amended by a First Amendment to Credit Agreement, dated as of April 21, 1994 and as further amended by a Second Amendment to Credit Agreement, dated as of October 13, 1994 (as so amended, the "Credit Agreement"); and

        WHEREAS, the parties hereto wish to further amend the Credit Agreement as herein provided;


        NOW, THEREFORE, it is agreed:


          1. Section 4.01 of the Credit Agreement is hereby amended by inserting immediately after the text "each partial prepayment of any Borrowing" appearing in clause (ii) thereof the following new text:

          "of Base Rate Loans shall be in an aggregate principal amount of at least $1,000,000 and of any Borrowing of Eurodollar Loans".

          2. The definition of "Minimum Borrowing Amount" appearing in Section 10 of the Credit Agreement is hereby amended and restated in its entirety as follows:
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          "Minimum Borrowing Amount" shall mean (i) for Base Rate Loans,
     $1,000,000, and (ii) for Eurodollar Loans, $5,000,000.

          3. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          4. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

          5. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          6. This Amendment shall become effective on the date (the "Third Amendment Effective Date") when each of the Borrower and the Required Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of telecopier) the same to the Administrative Agent at its Notice Office.

          7. In order to induce the Banks to enter into this Amendment, the Borrower hereby makes each of the representations, warranties and agreements contained in the Credit Agreement on the Third Amendment Effective Date both before and after giving effect to this Amendment.

          8. In order to induce the Banks to enter into this Amendment, the Borrower hereby represents and warrants that no Default or Event of Default is in existence as of the Third Amendment Effective Date both before and after giving effect thereto.

          9. From and after the Third Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

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       IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                                    AMETEK, INC.


                                    By /s/ Deirdre D. Saunders
                                      ----------------------------
                                      Title: Treasurer

                                    THE CHASE MANHATTAN BANK,
                                      N.A.,
                                      Individually and as
                                       Administrative Agent


                                    By /s/ Carol Ulmer
                                      ----------------------------
                                      Title: Vice President

                                    BANK OF MONTREAL,
                                      Individually and as
                                      Co-Agent


                                    By /s/ Kanu Modi
                                      ----------------------------
                                      Title: Director

                                    CORESTATES BANK, N.A.,
                                      Individually and as
                                      Co-Agent


                                    By /s/ Robert M. Cordell
                                      ----------------------------
                                      Title: Vice President


                                    PNC BANK, NATIONAL ASSOCIATION,
                                      Individually, as Co-Agent and
                                      as Letter of Credit Issuer


                                    By /s/ Victoria Randolph Ziff
                                      ----------------------------
                                      Title: Vice President


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                                    BANK OF AMERICA ILLINOIS


                                    By: /s/ Brock T. Harris
                                       ----------------------------
                                       Title: Vice President

                                    FLEET BANK OF MASSACHUSETTS, N.A.


                                    By: /s/ Thomas J. Bullard
                                       ----------------------------
                                       Title: Vice President

                                    MELLON BANK, N.A.

                                    By: /s/ Gilbert B. Mateer
                                       ----------------------------
                                       Title: Assistant Vice President

                                    NBD BANK, N.A.


                                    By: /s/ Nancy Russell
                                       ----------------------------
                                       Title: Vice President

                                    THE LONG-TERM CREDIT BANK OF JAPAN
                                      LIMITED, NY BRANCH


                                    By: /s/ Shunko Uchida
                                       -----------------------------
                                       Title: Vice President

                                    THE YASUDA TRUST AND BANKING CO., LTD.
                                      NY BRANCH


                                    By: /s/ Neil T. Chau
                                       -----------------------------
                                       Title: First Vice President


                                    CARIPLO-CASSA DI RISPARMIO DELLE
                                      PROVINCIE LOMBARDE S.P.A.


                                    By: /s/ Charles W. Kennedy
                                       -----------------------------
                                       Title: Vice President

                                    By: /s/ Renato Bassi
                                       -----------------------------
                                       Title: First Vice President